R.F. MANAGEMENT CORP.
                                95 Madison Avenue
                          Morristown, New Jersey 07960

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                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To be held on August 25, 1998

                    ========================================


To the Shareholder of R.F. Management Corp.:

     Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of R.F. Management Corp., a New York corporation (the "Company"), will be held at the Parsippany Hilton, One Hilton Court, Parsippany, New Jersey 07054 on Tuesday, August 25, 1998 at the hour of 1:00 p.m. local time for the following purposes:

     (1)  To elect Directors of the Company for the coming year;

     (2) To transact such other business as may properly come before the Meeting.

     Only shareholders of record at the close of business on July 6, 1998 are entitled to notice of and to vote at the Meeting or any adjournment thereof.


                                        By Order of the Board of Directors


                                        ROGER B. FINDLAY
                                        Chairman of the Board


Dated: August 14, 1998
Morristown, New Jersey


IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU ARE INVITED TO ATTEND THE MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

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                              R.F. MANAGEMENT CORP.
                                95 Madison Avenue
                          Morristown, New Jersey 07960


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                                 PROXY STATEMENT

                    ----------------------------------------


     This Proxy Statement and the accompanying proxy are furnished by the Board of Directors of the Company in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders (the "Meeting") referred to in the foregoing notice. It is contemplated that this Proxy Statement, together with the accompanying form of proxy will be mailed together to shareholders. The Company's Annual Report will be mailed under separate cover, as well as being available at the Annual Meeting.

     The record date for the determination of shareholders entitled to notice of and to vote at the Meeting is July 6, 1998. On that date there were issued and outstanding, approximately 3,460,833 shares of Common Stock, par value $.0001 per share.

     The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the meeting is necessary to constitute a quorum. In deciding all questions, a Common Stock shareholder shall be entitled to one vote, in person or by proxy, for each share held in his name on the record date. Directors will be elected by a majority of the votes cast at the Meeting. The ratification of all other proposals will be decided by a majority of the votes at the Meeting.

     All proxies received pursuant to this solicitation will be voted (unless revoked) at the Annual Meeting of R.F. Management Corp. or any adjournment thereof in the manner directed by a shareholder and, if no direction is made, will be voted for the election of each of the management nominees for Director in Proposal No. 1. If any other matters are properly presented at the meeting for action, which is not presently anticipated, the proxy holder will note the proxies (which confer authority to such holder to vote on such matters) in accordance with their best judgment. A proxy given by a shareholder may nevertheless be revoked at any time before it is voted by communicating such revocation in writing to the transfer agent, North American Transfer Co., at 147 West Merrick Road, Freeport, New York 11520 or by executing a proxy but is present at the Meeting may vote in person instead of by proxy; thereby canceling any proxy previously given, whether or not written revocation of such proxy has been given.

     As of the date of this Proxy Statement, the Board of Directors knows of no matters other than the foregoing that will be presented at the Meeting. If any other business should properly come before

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the Meeting, the accompanying form of proxy will be voted in accordance with the judgment of the persons named therein, and the discretionary authority to do so is included in the proxies. All expenses in connection with the solicitation of this proxy will be paid by the Company. In addition to solicitation by mail, officers, directors and regular employees of the Company who receive no extra compensation for their services, may solicit proxies by telephone, telegraph or personal calls. Management does not intend to solicit proxies which are held of record by brokers, dealers, banks, or voting trustees, or their nominees, and may pay the reasonable expenses of such record holders for completing the mailing of solicitation materials to persons for whom they hold the shares. All solicitation expenses will be borne by the Company.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the 6th day of July, 1998 (i) each person who is known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock; (ii) each of the Company's directors; and
(iii) all directors and officers of the Company as a group.

       Name
    and Address                      Shares of Common
   of Beneficial                       Beneficially       Approximate Percentage
       Owner                               Owned                  Owned
   -------------                     ----------------     ----------------------
Roger B. Findlay(1)                        528,000                15.0%
Oak Knoll
Mendham, New Jersey

Oak Knoll                                  174,000                 5.0%
Management Corp.
Oak Knoll Road
Mendham, New Jersey

Wayne P. Miller                             40,000                 1.0%
8 Fredon-Greendell Road
Newton, New Jersey

Louis A. D'Esposito                              0                   0%
29 Glen Drive
Bardonia, New York

Officers and                               742,000                21.0%
Directors as a
group (4 Persons)(2)

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(1)  174,000  shares  of Mr.  Findlay's  528,000  shares  are owned by Oak Knoll
     Management Corp. Alice Findlay is the sole Stockholder, Officer and Director of Oak Knoll Management Corp. Alice Findlay is the wife of Roger Findlay, who is a Principal Stockholder and Chairman of the Board of Directors of the Company. Roger Findlay has no affiliation with Oak Knoll Management Corp. and disclaims beneficial ownership of such shares.

(2) Includes the shares owned by Oak Knoll Management Corp. Roger Findlay has no affiliation with Oak Knoll Management Corp. and disclaims beneficial ownership of the 174,000 shares.

     The Company does not know of any arrangement or pledge of its securities by persons now considered in control of the Company that might result in a change of control of the Company.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

                 Management recommends that you vote in favor of
                  the nominees named to the Board of Directors.

                         Directors will be elected by a
                   majority of the votes cast at the Meeting.

     Seven directors are to be elected at the meeting for terms of one year each and until their successors shall be elected and qualified. It is intended that votes will be cast pursuant to such proxy for the election of the seven persons whose names are first set forth below unless authority to vote for one or more of the nominees withheld by the enclosed proxy, in which case it is intended that votes will be cast for those nominees, if any, with respect to whom authority has not been withheld. All of the nominees are not presently members of the Board of Directors. In the event that any of the nominees should become unable or unwilling to serve as a director, a contingency which the management has no reason to expect, it is intended that the proxy be voted, unless authority is withheld, for the election of such person, if any, as shall be designated by the Board of Directors.

     The following table sets forth the information concerning each director of the Company, each of which has been nominated to continue as a director of the Company.

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                                           Term
                                            of
      Name                       Age       Office             Position
      ----                       ---       ------             --------
Roger B. Findlay                 50          (1)         Chairman of the Board
                                                         of Directors

Wayne P. Miller                  47          (1)         Director

Louis A. D'Esposito              65          (1)         Director

Aron Scharf                      47          (1)         Director

Edward Alling                    59          (1)         Director

Jan Goldberg                     47          (1)         Director

Gregory Maccia                   44          (1)         Director

----------
(1) Directors are elected at the annual meeting of stockholders and hold office to the following meeting.

Biographies of Board Nominees

     ROGER B. FINDLAY is co-founder and was President of the Company. Since June 1990, Mr. Findlay is also co-founder, and was President and was Chairman of the Board of Modern Medical Modalities Corporation, a public company listed on Nasdaq Small Capital Market, that leases magnetic resonance imaging and computerized axial tomography equipment to hospitals and physicians ("Modern Medical"). Mr. Findlay since 1989 has also been co-founder of Technology Services, Inc. a software support company for medical offices and commercial accounts ("Technology Services"). Mr. Findlay from 1986-1989 was President of Advacare, Inc., a practice management and physician billing company. He was co-founder and President of Effective Management Services, Inc., from 1984 to 1986, which provided facilities management and custom programming for hospitals, universities and physician groups. Mr. Findlay from 1984 to 1986 was also co-founder and President of Medical Accounts Management Services, a software development company. Additionally, from 1986 he has been founder and President of Northern New Jersey Medical Management, Inc., a general partner of a diagnostic imaging center. From 1984 to 1986, Mr. Findlay was chief operating officer of NMR of America, Inc., a publicly traded Company engaged in MRI sites. Mr. Findlay from 1972 to 1986 was President and co-owner of Medical Billing Services.

     WAYNE P. MILLER has been President of the Company since 1997 and a Director of the Company since 1996. Mr. Miller from December

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1989 to November 1995 was employed by Modern Medical Modalities Corp., a company that leases magnetic resonance imaging and computerized axial tomography equipment to hospitals and physicians, and then by its wholly owned subsidiary Medical Marketing & Management Inc. as National Marketing/Sales Director. Since 1991 Mr. Miller has been employed by The Physicians Network, a company that provides turnkey medical billing systems to billing companies, hospitals and physicians. From 1991 to 1995, Mr. Miller was an independent consultant providing billing and computerized consulting services to physicians and hospitals. Mr. Miller from 1990 to 1991 was Vice President of Billing for Healthnet a company engaged in the business of physician billing and receivable management. From 1986 to 1990, Mr. Miller was Vice President of Marketing with HealthCare Technologies, a company specializing in total turnkey physician billing solutions. Mr. Miller from 1983 to 1986 was contracted by Health Corp. of the Archdiocese of Newark as Vice President of PrimeMark, to establish a hospital based collection agency for three hospitals and create a physician fee-for-service billing company for the hospitals' billing procedures.

     LOUIS A. D'ESPOSITO has been Vice President, Chief Financial Officer of the Company from 1995 to 1997 and Director of the Company since 1996. From 1993 to 1995, Mr. D'Esposito was the Eastern Regional Manager of DVI Financial Services, Inc., an equipment leasing and finance company specializing in the leasing and financing of high-tech medial equipment. Mr. D'Esposito from 1983 to 1993 was the Regional Manager of U.S. Concord, Inc. a division of the Hong Kong and Shanghai Banking Corporation, also specializing in the leasing and financing of medical equipment.

     JAN GOLDBERG is a co-founder and was Secretary, Treasurer and Director of the Company until 1996. Since November 1992, Mr. Goldberg has been the Vice President, Treasurer and a Director of the Company. From 1989 to 1990, Mr. Goldberg was founder and President of GPM, Inc., a physician billing organization with offices in Florida and New York. From 1987 to 1988, Mr. Goldberg was operations manager for Advacare, Inc., a practice management and physician billing company. From 1984 to 1987, Mr. Goldberg was manager of a multi-specialty radiology practice, BBS Billing, Inc. an east coast diagnostic physician group which had contracts with hospitals in New York as well as their own private offices and outpatient facilities. From 1974 to 1984, Mr. Goldberg held various positions with Blue Cross as well as with hospitals in the New York area. Mr. Goldberg was involved in setting up fee-for-service reimbursement systems and was involved in various aspects of hospital administration. Mr. Jan Goldberg is an officer and director of Modern Medical Modalities Corporation, a public company traded on Nasdaq.

     GREGORY C. MACCIA is a co-founder of the Company and was Vice President and Director until November, 1992. Since November 1992, Mr. Maccia has been the Vice President, Secretary and a Director of

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the Company. Mr. Maccia has also been President of Technology Services,  Inc., a software design and facilities management company for medical and commercial accounts since 1989. From 1986-1989, Mr. Maccia was Vice President of Advacare, Inc., a national practice management and physician billing company. Since 1986, Mr. Maccia has been co-founder of Northern New Jersey Medical Management, Inc. He was co-founder and Vice President of Medical Accounts Management Services, Inc. (MAMS) from 1984 to 1986 which developed and sold physician, outpatient and clinical billing software systems. Mr. Maccia, from 1984 to 1986, was co-founder and Vice President of Effective Management Services, Inc. (EMS), which provided custom programming and facilities management with contracts to hospitals and
universities  in  the  tri-state  area  as  well  as  collection   agencies  and
non-medical entities. From 1977 to 1984, Mr. Maccia owned and managed his own consulting company. Mr. Maccia is an officer and director of Modern Medical Modalities Corporation, a public company traded on Nasdaq.

     ARON SCHARF was appointed Chairman of the Board of Directors of Hamilton McGregor International, Inc. on June 30, 1997. Mr. Scharf is responsible for financial projections and planning, cash-flow analysis and consultation. He was appointed to the Board of Directors of R.F. Management Corp. in 1998. Mr. Scharf received both a B.A. in Business and a B.S. in Industrial Engineering from Rutgers University, New Brunswick, New Jersey. He went on to earn his Masters in Operations Research from Rutgers and an MBA from Fairleigh Dickenson University. From 1974-82 he was employed by Johnson and forecaster and marketing analyst. When he left J&J he opened MicroAge Computers, a retail computer store and founded Sunrise Multi-Marketing, a sale and leasing company specializing in computer equipment. He served as president of Fidelity Telecom Group until his return to Modern Medical Modalities Corporation in 1996. Since 1996, Mr. Scharf has also been employed as a business manager for Modern Medical Modalities Corporation, a public company traded on Nasdaq.

     EDWARD ALLING graduated with a B.S. Degree in Accounting from the University of Connecticut in 1962. After graduation, Mr. Alling was commissioned in the United States Army as an officer serving in Germany and Vietnam from 1962 to 1971. After leaving the service, he joined Firestone Plastics Company as the Manager of Accounting in their West Caldwell, New Jersey facility. In 1983, he joined Occidental Petroleum Corporation as a Senior Auditor before becoming a Controller in their adhesives facilities in New York and New Jersey. Mr Alling has been employed by Fidelity Telecom Group of Highland Park, New Jersey since 1991 and has served as the company Controller.

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


Executive Compensation

     The officers of the Company serve at the pleasure of the Board of Directors and until their successors are chosen and qualify. The following table sets forth the cash compensation and distribution paid to each executive officer of the Company during fiscal year 1997.

   Individual or                             Capacities                 Cash
  Persons in Group             Age         in Which Served          Compensation
  ----------------             ---         ---------------          ------------
Wayne P. Miller                47          President                   $86,183
                                           and Director

Louis A. D'Esposito            65          Vice President,             $63,345
                                           Financial Officer
                                           and Director

     The Company has entered into an  employment  agreement for a period of five
(5) years with Wayne P. Miller, which terminates in the year 2001.

                                OTHER INFORMATION

     The Company's 1997 Annual Report for its fiscal year ended September 30, 1997 will be mailed to the stockholders under separate cover.

     The accountants who have been selected by the Company for the current fiscal year are Vincent J. Batyr & Co., Certified Public Accountants, who served as the Company's independent public accountants.

                            AVAILABILITY OF FORM 10-K

     ADDITIONAL COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED 1997 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE PROVIDED FREE OF CHARGE TO ANY SHAREHOLDER UPON WRITTEN REQUEST TO:

Mr. Wayne P. Miller, President, R.F. Management Corp., 95 Madison Avenue, Suite 301, Morristown, New Jersey 07960.



                                        Roger B. Findlay
                                        Chairman of the Board
                                        of Directors

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